                                                                       EXHIBIT N


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report dated November 14, 1998 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen New York Performance Plus Municipal Fund, Inc. filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 (Registration No. 333-79877) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-05931).

                                                               ERNST & YOUNG LLP

Chicago, Illinois
June 4, 1999